Exhibit 4.17

BLOOM ENERGY CORPORATION

AMENDMENT NO. 2 AND JOINDER TO

EIGHTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

This Amendment No. 2 and Joinder (the “Amendment”) to that certain Eighth Amended and Restated Registration Rights Agreement dated as of June 30, 2011 by and among Bloom Energy Corporation, a Delaware corporation (the “Company”), and the Holders named therein, and amended pursuant to that certain Amendment No. 1 to Eighth Amended and Restated Registration Rights Agreement (“Amendment No. 1”), dated December 14, 2015 (the “Rights Agreement”), is made and entered into as of August 4, 2016 by and among the Company and the undersigned Holders of a majority of the outstanding shares of Registrable Securities (the “Majority Holders”). Capitalized terms used in this Amendment that are not otherwise defined herein shall have the respective meanings assigned to them in the Rights Agreement.

Recitals

WHEREAS, pursuant to the terms of that certain Securities Acquisition Agreement (the “Securities Acquisition Agreement”), dated June 27, 2014, the Company has issued to the Acquirers (as defined in the Securities Acquisition Agreement) an aggregate of 200,000 shares (“Initial Series G Shares”) of the Company’s Series G Preferred Stock (“Series G Preferred Stock”), warrants to purchase up to 400,000 shares of Series G Preferred Stock, and warrants to purchase up to 50,000 shares of the Company’s Common Stock (“Common Stock”), and the Company has promised to issue to the Acquirers an additional 200,000 shares of Series G Preferred Stock upon the occurrence of certain conditions described in the Securities Acquisition Agreement.

WHEREAS, the Acquirers have transferred the Initial Series G Shares to certain persons (such persons, the “Transferees”).

WHEREAS, the Company has agreed to add the Acquirers as parties to the Rights Agreement for the limited purpose of allowing the Acquirers to participate in the piggyback registration rights provided therein with respect to the shares of Common Stock issuable upon conversion of the shares of Series G Preferred Stock acquired by the Acquirers under the Securities Acquisition Agreement.

WHEREAS, pursuant to that certain Note Purchase Agreement (the “2014 NPA”), dated December 2, 2014, by and between the Company and the “Investors” named therein (the “2014 NPA Investors”), the Company has issued and sold to the 2014 NPA Investors an aggregate of $165,150,000 in principal of subordinated secured convertible promissory notes (the “2014 Notes”).

WHEREAS, pursuant to that certain Note Purchase Agreement (the “2015 NPA”), dated June 30, 2015, by and between the Company and the “Investor” named therein (the “2015 NPA Investor”), the Company has issued and sold to the 2015 NPA Investor an aggregate of $27,000,000 in principal of a subordinated secured convertible promissory note (the “2015 Note”).

WHEREAS, pursuant to that certain Note Purchase Agreement (the “Indenture NPA”), dated December 11, 2015, by and between the Company, the “Guarantors” named therein, and the “Investors” named therein (the “NPA Investors”) and that certain Purchase and Sale of Membership Interests Agreement, dated January 29, 2016, by and between the Company and Mehetia Inc. (“Mehetia” and, with the NPA Investors, the “Current Indenture Investors”), the Company has issued and sold to the Current Indenture Investors an aggregate of $185,000,000 in principal of 5.0% Convertible Senior Secured PIK Notes due 2020 (the “Sold Indenture Notes”), and, pursuant to Section 2.10 of that certain Indenture, dated December 15, 2015, by and among the Company, the guarantors party thereto, and U.S. Bank National Association, as trustee and collateral agent, the Company may sell additional 5.0% Convertible Senior Secured PIK Notes due 2020 in an aggregate principal amount of up to $50,000,000 (the “Future Indenture Notes” and, together with the Sold Indenture Notes, the “Indenture Notes”) to future investors (such investors, the “Future Indenture Investors” and, together with the Current Indenture Investors, the “Indenture Investors”).

WHEREAS, the Company desires to amend the Rights Agreement to (i) permit certain employees of the Company, as approved by the Company’s Board of Directors, to transfer up to 800,000 shares of Common Stock in connection with the first registration of the Company’s securities under the Securities Act (as defined in the Rights Agreement), (ii) give the Acquirers and the Transferees piggyback registration rights in accordance with the Securities Acquisition Agreement, (iii) join each of the Acquirers, the Transferees, the 2014 NPA Investors, the 2015 NPA Investor, and the Indenture Investors as parties to the Rights Agreement and to have such persons, and the “Registrable Securities” (as defined below in Section 2) held by them (or that may be issued to them by operation of any convertible securities held by them) be bound by the terms, conditions, and restrictions of the Rights Agreement, and, for the avoidance of any future doubt, (iv) amend Section 15 to clarify the requirements that must be satisfied to transfer the rights of a “Holder” under the Rights Agreement, and (v) amend Section 19 to clarify the requirements for amendments to the Rights Agreement.

WHEREAS, Section 20(a) of the Rights Agreement provides that the Company shall not enter into any agreement granting any holder or prospective holder of any securities of the Company registration rights with respect to such securities without the prior written consent of the Majority Holders;

WHEREAS, with respect to the other amendments contemplated by this Amendment, Section 19 of the Rights Agreement permits the amendment of the Rights Agreement with the written consent of the Company and the Majority Holders.

Agreement

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.    Joinder and Agreement to Be Bound. Each of the Acquirers, the Transferees, the 2014 NPA Investors, the 2015 NPA Investor, and the Current Indenture Investors (each, a “Joining Party”) (a) acknowledges that he, she, or it has received and reviewed a copy of the Rights Agreement and (b) agrees that upon execution of this Amendment, each shall become a party to the Rights Agreement as a “Holder” thereunder and shall be fully bound by, and subject to, the Rights Agreement as though it were a party thereto. Future Indenture Investors may become a party to the Rights Agreement as a “Holder” and “Purchaser” thereunder, without any requirement on the part of the Company to seek any consent or approval of the Holders, by executing and delivering a signature page to the Rights Agreement to the Company.

2.	Amendments.

a.    The defined term “Preferred” appearing in Section 1 of the Rights Agreement shall be amended and replaced in its entirety with the following:

““Preferred” shall mean any series of Preferred Stock of the Company (a) issued and sold by the Company pursuant to a stock purchase agreement approved by the Board, (b) issued upon exercise of any outstanding security exercisable for shares of any series of the Company’s Preferred Stock, if the issuance of such security was approved by the Board, (c) issued pursuant to that certain Securities Acquisition Agreement (the “Settlement Agreement”), dated June 27, 2014, by and between the Company and the “Acquirers” named therein (such persons, the “Acquirers” and, such shares of Preferred Stock, the “Settlement Securities”), (d) issued upon conversion of the Notes (as defined in that certain Note Purchase Agreement, dated December 2, 2014, by and between the Company and the “Investors” named therein, as amended (the “2014 NPA”)) (the “2014 Notes”), and (e) issued upon conversion of the Notes (as defined in that certain Note Purchase Agreement, dated June 30, 2015, by and between the Company and the “Investors” named therein, as amended (the “2015 NPA”)) (the “2015 Notes”).”

b.    The defined term “Purchaser” appearing in Section 1 of the Rights Agreement shall be amended and replaced in its entirety with the following:

““Purchaser” shall mean (a) each person or entity who (i) has acquired shares of Preferred and who is a signatory to this Agreement, or (ii) acquires securities of the Company in the future pursuant to an agreement with the Company and becomes a party to this Agreement pursuant to Section 20(b) hereof, (b) each of the Acquirers, (c) each of the Investors (as defined in the 2014 NPA), (d) the Investor (as defined in the 2015 NPA), (e) the Seller (as defined in that certain Purchase and Sale of Membership Interests Agreement, dated January 29, 2016, by and between the Company and Mehetia Inc., (f) the Investors (as defined in that certain Note Purchase Agreement, dated December 11, 2015, by and between the Company and the “Investors” and “Guarantors” named therein (as amended, the “Indenture NPA”)), (g) future investors that purchase Additional Notes (as defined in that certain Indenture, dated December 15, 2015, by and among the Company, the guarantors party thereto, and U.S. Bank National Association, as trustee and collateral agent (as amended, the “Indenture”)) to be sold pursuant to Section 2.10 of the Indenture, and (h) any transferees of the holders listed in subsections (b) through (g) hereof for (y) transfers effective on or before August 4, 2016 of any Settlement Securities, or (z) transfers effective at any time of the 2014 Notes, 2015 Notes, the Additional Notes, or the Notes (as defined in the Indenture NPA, which, together with the Additional Notes are referred to herein as the “Indenture Notes”), provided that, for this subsection (h) to apply to such persons that are not already party to this Agreement, such persons must execute a joinder agreeing to become a party to the Agreement as a “Holder” hereunder and be fully bound by, and subject to, the Agreement as though it were a party thereto (each such transferee, a “Permitted Transferee”).”

c.    The defined term “Registrable Securities” appearing in Section 1 of the Rights Agreement shall be amended and replaced in its entirety with the following:

““Registrable Securities” shall mean (a) shares of Common Stock issued or issuable upon the conversion of the Preferred; (b) any Common Stock issued or issuable in respect of shares of the Preferred; (c) shares of Common Stock issued or issuable upon any conversion of the Preferred upon any stock split, stock dividend, recapitalization or similar event; (d) shares of Common Stock issued or issuable upon the exercise of the Series E Warrants; (e) shares of Common Stock issued upon conversion of the Indenture Notes, and (f) any shares of Common Stock and any shares of Common Stock issued or issuable upon conversion or exercise of any convertible security for which subsequent registration rights are granted in accordance with Section 20(b) below; provided, however, that Registrable Securities shall not include any securities that have been (i) sold to or through a broker or dealer or underwriter in a public distribution or public securities transaction, (ii) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale, or (iii) sold by a person in a transaction in which rights under this Agreement are not assigned; provided, further, however, that the Settlement Securities shall not be “Registrable Securities” for purposes of Sections 4 and 6 hereof.”

d.	The following parenthetical appearing in Section 5(b) of the Rights Agreement:

“(it being understood that other than in the circumstances described in clauses (ii)(A) and (B) below and the Company’s initial public offering of its Common Stock, in no case shall the number of securities requested to be included in the registration by the Holders of Registrable Securities be excluded without first excluding shares requested to be included by any other party)”

shall be amended and replaced in its entirety with the following:

“(it being understood that other than in the circumstances described in clauses (ii)(A) and (B) below and the Company’s initial public offering of its Common Stock, in no case shall the number of securities requested to be included in the registration by the Holders of Registrable Securities be excluded without first excluding shares requested to be included by any other party (except for Company securities held by employees of the Company approved by the Board (such persons, the “Permitted Parties”) in an aggregate amount not in excess of 800,000 shares of the Company’s capital stock (the “Permitted Shares”)))”

e.    Section 10 of the Rights Agreement shall be amended and replaced in its entirety with the following:

f.    “Lock-up Agreement. In consideration for the Company agreeing to its obligations under this Agreement, each Holder of Registrable Securities and each transferee pursuant to Section 15 hereof agrees, in connection with the first registration of the Company’s securities under the Securities Act, upon request of the Company or the underwriters managing any underwritten offering of the Company’s securities, not to (a) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (whether such shares or any such securities are then owned by the Holder or are thereafter acquired) or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days or such other period as may be requested by the Company or the underwriters to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in NASD Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto) from the effective date of such registration as the Company or the underwriters may specify; provided, however, that all (x) officers and directors of the Company and (y) stockholders of the Company holding three percent (3%) or more of the total outstanding Common Stock of the Company (treating all convertible, exercisable and exchangeable Company securities on an as-if converted to Common Stock basis) are bound by agreements that are no less restrictive, except with respect to the Permitted Shares to be sold by the Permitted Parties in the first registration of the Company’s securities under the Securities Act. The underwriters in connection with the Company’s initial public offering are intended third party beneficiaries of this Section 10 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Holder agrees that the Company may instruct its transfer agent to place stop-transfer notations in its records to enforce the provisions of this Section 10 until the end of such period. This Section 10 shall supersede any conflicting provision of Section 4 or Section 6 above.”

g.    Section 15 of the Rights Agreement shall be amended and replaced in its entirety with the following:

“Transfer of Rights. The rights granted hereunder to cause the Company to register securities may be assigned to (a) a transferee or assignee of a Purchaser who acquires at least 200,000 shares of Common Stock and/or shares of the Company’s Preferred Stock convertible into such number of shares of Common Stock unless such transferee or assignee is a Permitted Transferee, in which case the rights granted hereunder shall be assigned, (b) a transferee or assignee who acquires (i) at least $5,152,000 of principal value of a 2014 Note or 2015 Note, or (ii) Indenture Notes having at least a principal value that when such principal amount (as expressed in thousands) is multiplied by the Conversion Rate or the Change of Control Conversion Rate, as applicable (in each case, as defined in the Indenture, and provided that during any period in which the Change of Control Conversion Rate applies but has not been finally determined, the Conversion Rate will continue to apply), the resulting number of shares of Common Stock is at least 200,000 shares of Common Stock , or (c) any Affiliate of a Purchaser, provided that, in each case, (i) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (ii) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including, without limitation, the provisions of Section 10 hereof; and (iii) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act.”

h.	The following sentence shall be added as the final sentence of Section 19:

“For purposes of determining the number of Registrable Securities “then outstanding” (or for any purpose under this Agreement requiring the consent of the holders thereof), and for purposes of, Section 4, this Section 19, and Section 20 hereof, (a) each of the 2014 Notes and 2015 Note shall be deemed to represent a number of Registrable Securities equal to an amount determined by dividing the original principal amount of such 2014 Note or 2015 Note by the original issuance price of the Series G Preferred Stock (as provided for in Article IV, Section 2(a)(i) of the Company’s Restated Certificate of Incorporation, as the same may be amended from time to time) and (b) each of the Indenture Notes shall be deemed to represent a number of Registrable Securities equal to an amount determined by multiplying the original principal amount (as expressed in thousands) of such Indenture Note by the Conversion Rate or the Change of Control Conversion Rate, as applicable (in each case, as defined in the Indenture, and provided that during any period in which the Change of Control Conversion Rate applies but has not been finally determined, the Conversion Rate will continue to apply).”

3.    For the avoidance of any doubt, the restrictions set forth in Sections 2 and 3 of the Rights Agreement, the lockup agreement set forth in Section 10 of the Rights Agreement and the restrictive legends set forth in Section 11 of the Rights Agreement shall not be applicable to the Indenture Investors (or their transferees or assignees). The comparable obligations of the Indenture Investors shall be (i) for any Indenture Investors other than Mehetia (and its transferees or assignees) as set forth in the Restriction Agreement (as defined in Amendment No. 1) and (ii) for Mehetia (and its transferees or assignees) as set forth in the Restriction Agreement executed by Mehetia on January 29, 2016 (the “Mehetia Restriction Agreement”).

4.    Except as expressly set forth in this Amendment, the Rights Agreement, as amended by Amendment No. 1, shall continue in full force and effect in accordance with its terms.

5.    To the extent that any terms of this Amendment or the Rights Agreement conflict with the terms of the Indenture (as defined in Amendment No. 1), the Restriction Agreement (as defined in Amendment No. 1) or the Mehetia Restriction Agreement, the terms of the Indenture, Restriction Agreement or Mehetia Restriction Agreement, as applicable, shall prevail.

6.    This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of California, without reference to the conflict of laws provisions thereof.

7.    Each party hereto represents and warrants that: (i) it has all necessary power and authority to enter into and perform this Amendment and, in the case of a Joining Party, to become bound by the Rights Agreement, and (ii) this Amendment, and the Rights Agreement, constitute a valid and binding obligation which is enforceable against each party hereto in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject to equitable principles of general application).

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this AMENDMENT NO. 2 AND JOINDER TO THE EIGHTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT to be executed as of the date first above written.

“COMPANY”	BLOOM ENERGY CORPORATION a Delaware corporation

	By:	/s/ Randy Furr
	Name:	Randy Furr
	Title:	Chief Financial Officer and Secretary
	Dated:	August 4, 2016

IN WITNESS WHEREOF, the parties hereto have caused this AMENDMENT NO. 2 AND JOINDER TO THE EIGHTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT to be executed as of the date first above written.

“HOLDERS”	NEW ENTERPRISE ASSOCIATES 10, LP

	By:	NEA Partners 10, Limited Partnership

	By:	/s/ Louis S. Citron
	Print Name:	Louis S. Citron
	Print Title:	Chief Legal Officer/Attorney-in-Fact
Dated:

NEA VENTURES 2003, LIMITED PARTNERSHIP

	By:	/s/ Louis S. Citron
Vice President, Attorney-in-Fact

	Print Name:	Louis S. Citron
Dated:

IN WITNESS WHEREOF, the parties hereto have caused this AMENDMENT NO. 2 AND JOINDER TO THE EIGHTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT to be executed as of the date first above written.

“HOLDERS”	KPCB HOLDINGS, INC. as nominee

	By:	/s/ Paul M. Vronsky
	Print Name:	Paul M. Vronsky
	Print Title:	General Counsel
	Dated:	July 15, 2016

IN WITNESS WHEREOF, the parties hereto have caused this AMENDMENT NO. 2 AND JOINDER TO THE EIGHTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT to be executed as of the date first above written.

“HOLDERS”	MORGAN STANLEY PRINCIPAL INVESTMENTS, INC.

	By:	/s/ Ismail Bhaimia
	Print Name:	Ismail Bhaimia
	Print Title:	Managing Director

IN WITNESS WHEREOF, the parties hereto have caused this AMENDMENT NO. 2 AND JOINDER TO THE EIGHTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT to be executed as of the date first above written.

“HOLDERS”
Date: 7/12/16	DAG VENTURES GP GROUP

	By:	DAG Ventures Management LLC, its Managing Member

	By:	/s/ John Caddedu
	Name:	John Caddedu
	Title:	Managing Director

Date: 7/12/16	DAG VENTURES COINVESTMENT FUND – AM, L.P.

	By:	DAG Ventures Management LLC, its Managing Member

	By:	/s/ John Caddedu
	Name:	John Caddedu
	Title:	Managing Director

Date: 7/12/16	DAG VENTURES COINVESTMENT FUND – ARMSTRONG EQUITY PARTNERS, L.P. AND ARMSTRONG EQUITY ADVISORS L.P.

	By:	DAG Ventures Management LLC, its General Partner

	By:	/s/ John Caddedu
	Name:	John Caddedu
	Title:	Managing Director

IN WITNESS WHEREOF, the parties hereto have caused this AMENDMENT NO. 2 AND JOINDER TO THE EIGHTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT to be executed as of the date first above written.

“HOLDERS”

Date: 7/12/16	DAG VENTURES LLC

	By:	/s/ John Caddedu
	Name:	John Caddedu
	Title:	Managing Director

Date: 7/12/16	DAG VENTURES HOLDINGS LLC

	By:	DAG Ventures LLC, its Manager

	By:	/s/ John Caddedu
	Name:	John Caddedu
	Title:	Managing Director

Date: 7/12/16	DAG VENTURES QP, L.P.

	By:	DAG Ventures Management LLC, its General Partner

	By:	/s/ John Caddedu
	Name:	John Caddedu
	Title:	Managing Director

Date: 7/12/16	DAG VENTURES, L.P.

	By:	DAG Ventures Management LLC, its General Partner

	By:	/s/ John Caddedu
	Name:	John Caddedu
	Title:	Managing Director

IN WITNESS WHEREOF, the parties hereto have caused this AMENDMENT NO. 2 AND JOINDER TO THE EIGHTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT to be executed as of the date first above written.

“HOLDERS”

Date: 7/12/16	DAG VENTURES PARTNERS COINVESTMENT FUND

	By:	DAG Ventures Management LLC, its Managing Member

	By:	/s/ John Caddedu
	Name:	John Caddedu
	Title:	Managing Director

Date: 7/12/16	DAG VENTURES COINVESTMENT FUND – IA, L.P.

	By:	DAG Ventures Management LLC, its General Partner

	By:	/s/ John Caddedu
	Name:	John Caddedu
	Title:	Managing Director

Date: 7/12/16	DAG VENTURES COINVESTMENT FUND – II-D, L.P.

	By:	DAG Ventures Management LLC, its Managing Member

	By:	/s/ John Caddedu
	Name:	John Caddedu
	Title:	Managing Director

IN WITNESS WHEREOF, the parties hereto have caused this AMENDMENT NO. 2 AND JOINDER TO THE EIGHTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT to be executed as of the date first above written.

“HOLDERS”

Date: 7/12/16	DAG VENTURES COINVESTMENT FUND – QUINN RIVER II, LLC

	By:	DAG Ventures Management LLC, its Managing Member

	By:	/s/ John Caddedu
	Name:	John Caddedu
	Title:	Managing Director

IN WITNESS WHEREOF, the parties hereto have caused this AMENDMENT NO. 2 AND JOINDER TO THE EIGHTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT to be executed as of the date first above written.

“HOLDERS”

1536057 ALBERTA LTD.

	By:	/s/ Peter Teti
	Name:	Peter Teti
	Title:	Director
	Dated:	July 22, 2016

1536053 ALBERTA LTD.

	By:	/s/ Peter Teti
	Name:	Peter Teti
	Title:	Director
	Dated:	July 22, 2016

IN WITNESS WHEREOF, the parties hereto have caused this AMENDMENT NO. 2 TO THE EIGHTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT to be executed as of the date first above written.

“HOLDERS”

EIGHT BAR FINANCIAL PARTNERS I, L.P.

By:	/s/ Holly Neiweem
Name:	Holly Neiweem
Title:	Managing Director
Date:	8/5/2016

IN WITNESS WHEREOF, the parties hereto have caused this AMENDMENT NO. 2 TO THE EIGHTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT to be executed as of the date first above written.

“HOLDERS”

THE KUWAIT INVESTMENT OFFICE (BEING THE LONDON OFFICE) OF THE KUWAIT INVESTMENT AUTHORITY OF THE GOVERNMENT OF THE STATE KUWAIT

By:	/s/ Osama Al-Ayouis
Name:	Osama Al-Ayouis
Title:	President & CEO
Date:	July 19, 2016

IN WITNESS WHEREOF, the parties hereto have caused this AMENDMENT NO. 2 TO THE EIGHTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT to be executed as of the date first above written.

“HOLDERS”

KUWAIT INVESTMENT AUTHORITY, a

Kuwaiti public authority established under

Kuwaiti Law No. 47/1982 for the purpose of

managing, in the name and for the account of

the Government of the State of Kuwait, the

investments of the State of Kuwait, and having

its registered office at Block No. 3, Ministries

Complex, City of Kuwait, Kuwait (KIA)

By:	/s/ Bader M. Al-Saad
Name:	Bader M. Al-Saad
Title:	Managing Director
Date:

IN WITNESS WHEREOF, the parties hereto have caused this AMENDMENT NO. 2 TO THE EIGHTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT to be executed as of the date first above written.

“HOLDERS”

MADRONE PARTNERS, LP

By:	/s/ Jameson McJunkin
Name:	Jameson McJunkin
Title:	Managing Member
Date:

IN WITNESS WHEREOF, the parties hereto have caused this AMENDMENT NO. 2 TO THE EIGHTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT to be executed as of the date first above written.

“HOLDERS”

Date: August 4, 2016

EXECUTED on behalf of THE)
NORTHER N TRUST COMP ANY) (ABN 62 126 279 918), a company) incorporated in the State of Illinois in the )
United States of America, in its capacity as) custodian for Future Fund Board of
Guardians, by

/s/ Rowena Lee

being a person who, in accordance with the laws of that territory, is acting under the ) authority of the company in the presence of:

/s/ Stephen Dyason

Stephen Dyason
Name of witness (block letters) )

Level 42, 120 Collins St.
Melbourne, VIC, 3000

Address of Witness

/s/ Rowena Lee

By executing this Amendment No. 2 and Joinder the signatory warrants that the signatory is duly authorized to execute this Amendment No. 2 and
Joinder on behalf of THE
NORTHERN TRUST COMPANY

IN WITNESS WHEREOF, the parties hereto have caused this AMENDMENT NO. 2 TO THE EIGHTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT to be executed as of the date first above written.

“JOINING PARTY”

Date: August 4, 2016

EXECUTED on behalf of THE)
NORTHER N TRUST COMP ANY) (ABN 62 126 279 918), a company) incorporated in the State of Illinois in the )
United States of America, in its capacity as) custodian for Future Fund Investment Company No. 5 Pty Ltd, by

/s/ Rowena Lee

being a person who, in accordance with the laws of that territory, is acting under the ) authority of the company in the presence of:

/s/ Stephen Dyason

Stephen Dyason
Name of witness (block letters) )

Level 42, 120 Collins St.
Melbourne, VIC, 3000

Address of Witness

/s/ Rowena Lee

By executing this Amendment No. 2 and Joinder the signatory warrants that the signatory is duly authorized to execute this Amendment No. 2 and
Joinder on behalf of THE
NORTHERN TRUST COMPANY